EXHIBIT 1.1

                           MATRIX UNIT TRUST, SERIES 9

                                 TRUST AGREEMENT

                                                       Dated: September 17, 2003

     This Trust Agreement among Matrix Capital Group, Inc., as Depositor, Evaluator and Supervisor, and JPMorgan Chase Bank, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Matrix Unit Trust, Effective for Unit Investment Trusts Investing in Equity Securities Established On and After October 9, 2002 (Including Matrix Unit Trust, Series 2 and Subsequent Series)" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                                WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

    1. The Securities listed in the Schedules hereto have been deposited in trust under this Trust Agreement.

    2. The fractional undivided interest in and ownership of the Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under "Understanding Your Investment-Statement of Financial Condition_Number of Units" in the Prospectus for the Trust.

    3. The aggregate number of Units described in Section 2.03(a) for the Trust is that number of Units set forth under "Understanding Your Investment-Statement of Financial Condition_Number of Units" in the Prospectus for the Trust.

    4. The term "Distribution Date" shall mean the "Distribution Dates" set forth under "Investment Summary-Essential Information" in the Prospectus for the Trust.

    5. The term "Record Date" shall mean the "Record Dates" set forth under "Investment Summary-Essential Information" in the Prospectus for the Trust.

    6. The Depositor's annual compensation as set forth under Section 3.13 shall be that dollar amount per 100 Units set forth under "Investment Summary-Fees and Expenses-Annual Operating Expenses-Supervisory, Evaluation and Administration fees" in the Prospectus for the Trust.

    7. The Trustee's annual compensation as set forth under Section 7.04, shall be $0.0105 per Unit.

    8. The first paragraph of Section 3.11 shall be replaced in its entirety by the following:

     Section 3.11. Notice to Depositor. In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by holders of the Securities (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any matter relating to the Securities), the Trustee shall promptly notify the Depositor and shall thereupon take such action or refrain from taking any action with respect to the Equity Securities so as to insure that the Equity Securities are voted as closely as possible in the same manner and the same general proportion, with respect to all issues, as are shares of such Equity Securities that are held by owners other than the Trust.

IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                                MATRIX CAPITAL GROUP, INC.


                                By     /s/ ALEX R. MEITZNER
                                  ------------------------------
                                    President, Funds Division




                            CORPORATE ACKNOWLEDGMENT

STATE OF KANSAS        }
                       }ss.
COUNTY OF SEDGWICK     }

     On the 17th day of September in the year 2003, before me personally came Alex R. Meitzner, to me known, who, being by me duly sworn, did depose and say that he resides in Wichita, Kansas; that he is the President, Funds Division of the Matrix Capital Group, Inc., the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said corporation.


                                /s/ Cynthia D. Wiles
                                ------------------------------
                                Notary Public


(Notarial Seal)

RPL Section 309 - Corporate-no seal

                                  JPMORGAN CHASE BANK


                                By     /s/ ROSALIA KOOPMAN
                                  -----------------------------
                                         Vice President






                            CORPORATE ACKNOWLEDGMENT


STATE OF NEW YORK      }
                       }ss.
COUNTY OF KINGS        }

     On the 17th day of September in the year 2003, before me personally came Rosalia Koopman, to me known, who, being by me duly sworn, did depose and say that she resides in Brooklyn, New York; that she is a Vice President of the JPMorgan Chase Bank, the corporation described in and which executed the above instrument; and that she signed her name thereto by authority of the board of directors of said corporation.


                                /s/ Marie L. Cooper
                                ------------------------------
                                Notary Public


(Notarial Seal)

RPL Section 309 - Corporate-no seal

                          SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED

                                       IN

                           MATRIX UNIT TRUST, SERIES 9

          Incorporated herein by this reference and made a part hereof is the schedule set forth under "Schedule of Investments" in the Prospectus for the Trust.